CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (the "Agreement") is dated as of December 12, 2003, by and between Barry Honig, an individual (the "Consultant") whose address is 3290 Nw 53rd Circle, Boca Raton, Florida 33496 and Powerchannel Inc., whose address is 16 North Main Street, Suite 395 New City, New York 10956 a Delaware corporation (the "Company").

         WHEREAS, the Company is engaged in the sale of set-top boxes which provide consumers with Internet access through their television sets (the "Products");

         WHEREAS, the Company desires to continue to retain the Consultant and to ensure the continued availability to the Company of the Consultant's services, and the Consultant is willing to accept such appointment and render such services, all upon and subject to the terms and conditions contained in this Agreement; and

         THIS AGREEMENT SUPERCEDES ALL PRIOR AGREEMENTS AND/OR UNDERSTANDINGS BETWEEN THE PARTIES, EXCEPT FOR THE COMPENSATION OWED FOR THE BALANCE OF THE AGREEMENT DATED AUGUST 18 2003

        NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Consultant agree as follows:

         1. Term. The Company hereby retains the Consultant, and the Consultant hereby accepts such appointment with the Company commencing on the date of this Agreement and shall thereafter continue for a period of 12 months (the "Term"), it being understood that either party may terminate this Agreement upon no less than 30 days written notice unless terminated earlier in accordance with its terms. Notwithstanding any termination of the consulting relationship, at the end of the term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Consultant.

         2.  Duties.


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     (a) General Duties. The Consultant shall provide general business advice to the Company concerning its current and proposed business. The Consultant shall report directly to Steven Lampert, the Company's Chairman and Chief Executive Officer or any other individual designated by Mr. Lampert. The Consultant shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

     (b) Specific Duties. Consultant has been retained by Company to provide marketing services to the Company, specifically:

         (i) Develop marketing strategies to help introduce and launch the Company into the Hispanic and various other markets throughout the United States;
         (ii)     Establish sales agencies to service such markets;
         (iii) Expand the distribution of the Company's set-top boxes into those markets;
         (iv)     Locate advertisers in these markets;
         (v) Research marketing alliances/cross-partnerships among appropriate partners;
         (vi) Provide the Company with Consultant's sales contacts and resources to help secure these relationships;
         (vii)    Represent the Company to appropriate partners and sponsors;
         (viii) Provide ongoing coordination, partnership sales and management support for the projects after launch;
         (ix) Submit and execute media/marketing plans and budgets; and (x) Perform services, as required, to support the above efforts.

     (c) Devotion of Time. The Consultant shall contribute up to 40 hours per month during such hours and days as he deems appropriate to the affairs of the Company. The Consultant shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization that competes directly or indirectly, with the Company, or participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company to develop Products that are the same as those being developed or under consideration for development by the Company, with the Company without the prior written approval of the Board of Directors of the Company.

     (d) Location of Office. The Consultant shall perform the services at his own offices, the Company's offices or any other such location the Consultant in his sole discretion deems necessary to the performance of the services.

     (e) Adherence to Inside Information Policies. The Consultant acknowledges that the Company is publicly-held whether directly or through an affiliate, successor, subsidiary, an acquisition or


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
a merger, and as a result, shall implement inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, or any third party. The Consultant shall promptly execute any agreements generally distributed by the Company or any successor thereto, to its employees requiring such employees to abide by its inside information policies.

         3.       Compensation.

     (a) Fees. As consideration for the performance of the services of the Consultant to be rendered under this Agreement, the Company hereby grants to Consultant 450,000 unrestricted shares of its common stock immediately that will be filed under its Employee Benefits Program and 5year options to purchase 1,500,000 shares of the Company's common stock, at an exercise price of $0.4% per share (the "Options"). The Options shall vest in increments of 250,000 Options on the first day of each month beginning January 1, 2004. These shares shall be deemed earned upon the execution of the Agreement The Company will use its best efforts to cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8, covering both the shares of common stock of the Company granted to Consultant and the shares of common stock of the Company issuable upon the exercise of the Options.


     (b) Expenses. In addition to any compensation received pursuant to Section 3(a) the Company agrees to reimburse Consultant within 15 days of invoice for any pre-approved expenses, such as travel, hotel, entertainment, phone, faxes, and supplies that are required to fulfill the above obligations; or advance funds to the Consultant for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that such expenses are approved in advanced in writing by the Company's Chief Executive Officer and that the Consultant properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Any expense under $250 will not require pre-approval. Any pre-approved expense not paid within 15 days is subject to a 10% penalty. Such reimbursement or advances shall be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to employees.

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     (c) Additional Materials and/or Services. Any additional materials and/or other services, which are not specifically delineated herein that are authorized by the Company shall be billed to the Company for payment in advance.


     4. Exercise of Options; Cashless Exercise. The Options may be exercised, in whole or in part, at any time and from time to time. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the Options price (the "Options Price"), either (a) in cash, by wire transfer or by certified check or bank cashier's check, payable to the order of the Company, or (b) by surrendering all or a portion of the Options using the amount by which the Fair Market Value, as defined, exceeds the Options Price to purchase a number of shares of Common Stock without the payment of any cash as illustrated in the formula in this Section 4 (a "Cashless Exercise"), together with presentation and surrender to the Company of this Options with an executed subscription in substantially the form attached hereto as Exhibit A (the "Subscription"). Upon receipt of the foregoing, the Company will deliver to the Consultant or his assigns (the "Holder"), as promptly as possible but in no event more than three business days, a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or its transferee. With respect to any exercise of this Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date this Options, a properly executed Subscription and payment of the Options Price is received by the Company (the "Exercise Date"), irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Fractional shares of Common Stock will not be issued upon the exercise of this Options. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current Fair Market Value of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event this Options is exercised in part, the Company shall issue a new Options to the Holder covering the aggregate number of shares of Common Stock as to which this Options remains exercisable for.



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
         If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

           X = Y (A-B)
                 -----
                   A

          Where:
                   X        =        the number of shares of Common Stock to be
                                     issued to Holder;

                   Y        =        the portion of the Options (in number of
                                     shares of -~ Common

         Common
                                     Stock) being exercised by Holder(at the
                                     date  of such calculation)


                   A        =        the Fair Market Value of one share of
                                     Common Stock on Exercise Date (as calculat
         the                         ed below); and

                   B        =        Options Price.


         5. Changes in Capital Structure. In the event of a change in the corporate structure or capitalization, or if Steven Lampert is no longer Chief Executive Officer or possesses all of the authority that he currently possesses of the Company, the Board of Directors (subject to any required action by the shareholders of the Company) shall make such equitable adjustments as are necessary and appropriate to protect against dilution in the number, kind and in the exercise price of the shares underlying the Option; provided, however, that the Board of Directors shall not be required to make any such adjustments in the event of a change which does not result in a dilution of at least one percent


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
(1%) in the number or exercise price of the shares underlying the Option. For the purposes of this Section 5(a), a change in the corporate structure or capitalization of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, consolidation, rights offering, stock dividend, reorganisation or liquidation.
             (a) Upon the effective date of the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon a transfer of all or substantially all of the property of the Company and its subsidiaries (taken as a whole), the Option and all of the Optionee's rights hereunder shall terminate, unless provision is made by the Company in connection with such transaction for the assumption or purchase of the Option granted hereunder, or for the substitution for the Option of a new option of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind of shares and the purchase price per share, in which event the Option or a new option substituted for the Option shall continue in the manner and under the terms as provided.
            (b) If the Company does not make provision for the assumption or purchase of the Option or the substitution of a new option in connection with the transactions listed in this Section 5(b), then: (i) the Option shall become fully vested (notwithstanding the vesting schedule of Section 3); (ii) the Company shall provide the Optionee with at least 10 days prior written notice of such transaction; and (iii) during such 10-day period, the Optionee shall be entitled to exercise the Option.
            (c) This Agreement shall not in any way limit or affect the right of the Company to make changes in its capital structure or to merge or consolidate or to dissolve, liquidate or sell all or any part of its business or assets.

         6. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


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

        To the Company:            PowerChannel, Inc.

                                   ------------------

                                   ------------------

                                   Facsimile: ( )

                                   Attention: Steven Lampert

         To the Consultant:        Barry Honig
                                   3270 NW 53rd Circle
                                   Boca Raton, Florida 33496

                                   Telephone:(561) 302-2287
                                   Facsimile:(561) 443-3469



        With a Copy to:            Michael D. Harris, Esq.
                                   Michael Harris,P.A.
                                   1555 Palm Beach Lakes Blvd. Suite 310
                                   West Palm Beach, FL 33401
                                   Facsimile: (561)478-1817


or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

        7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement maybe by actual or facsimile signature.


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

         8. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         9. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         10. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         11. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement andd to fulfill the obligations of the parties hereunder.

         12. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date and year first above written.

                               POWERCHANNEL, INC.



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






By:____________________________________________________
         Steven Lampert, Chief Executive Officer

CONSULTANT:
   ____________________________________________________
         Barry Honig

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